Exhibit 99.1

Sent via Electronic Delivery to: aschmidt@smithmicro.com

November 7, 2013

Mr. Andrew C. Schmidt

Vice President and Chief Financial Officer

Smith Micro Software, Inc.

51 Columbia

Aliso Viejo, CA 92656

Re:	Smith Micro Software, Inc. (the “Company”)

Nasdaq Security: Common Stock

Nasdaq Symbol: SMSI

Dear Mr. Schmidt:

As we discussed, our Listing Rules (the “Rules”) require listed securities to maintain a minimum bid price of $1 per share. Based upon the closing bid price for the last 30 consecutive business days, the Company no longer meets this requirement.1 However, the Rules also provide the Company a compliance period of 180 calendar days in which to regain compliance.

If at any time during this 180 day period the closing bid price of the Company’s security is at least $1 for a minimum of ten consecutive business days, we will provide you written confirmation of compliance and this matter will be closed. Please note that if the Company chooses to implement a reverse stock split, it must complete the split no later than ten business days prior to the expiration date in the table below, in order to regain compliance.2

In the event the Company does not regain compliance with the Rule, the Company may be eligible for additional time.3 To qualify, the Company must submit, no later than the expiration date, an on-line Transfer Application4 and submit a non-refundable $5,000 application fee in accordance with the instructions provided on the attached “Check Payment Form”.5 The Company will be required to meet the continued listing requirement for market value of publicly held shares and all other initial listing standards, with the exception of the bid price requirement, and will need to provide written notice of its intention to cure the deficiency during the second compliance period by effecting a reverse stock split if necessary. As part of its review process, Staff will make a determination of whether we believe the Company will be able to cure this deficiency. Should Staff conclude that the Company will not be able to cure the deficiency, or should the Company determine not to submit a transfer application or make the required representation, we will provide notice that its securities will be subject to delisting.6 Our Rules

[1]	For online access to all Nasdaq Rules, please see “Nasdaq Reference Links,” included with this letter.
[2]	For additional information with respect to compliance periods please see the “Nasdaq Reference Links” on the attached page and access the link “Frequently Asked Questions” related to “continued listing.”
[3]	Listing Rule 5810(c)(3)(A)(ii).
[4]	The online Transfer Application can be accessed at https://listingcenter.nasdaqomx.com.
[5]	Listing Rule 5920(a)(11)
[6]	At that time, the Company may appeal the delisting determination to a Hearings Panel.

Mr. Andrew C. Schmidt

November 7, 2013

require that the Company promptly disclose receipt of this letter by either filing a Form 8-K, where required by SEC rules, or by issuing a press release. The announcement needs to be made no later than four business days from the date of this letter and must include the continued listing criteria that the Company does not meet.7

The Company must also submit the announcement to Nasdaq’s MarketWatch Department.8 If the public announcement is made between the hours of 7:00 AM and 8:00 PM Eastern Time, the Company must submit the announcement to Nasdaq’s MarketWatch Department at least ten minutes prior its public release. If the public announcement is made outside of these hours, the Company must submit the announcement prior to 6:50 A.M. Eastern Time. For your convenience attached is a list of news services. Please note that if you do not make the required announcement trading in your securities will be halted.9

The following table summarizes the critical dates and information related to this matter:

Period below $1.00 bid price	Expiration of 180 calendar day compliance period	Public Announcement Due Date	Relevant Listing Rules
September 26, 2013 to November 6, 2013	May 6, 2014	November 13, 2013	5450(a)(1) – bid price 5810(c)(3)(A) – compliance period 5810(b) – public disclosure 5505 – Capital Market criteria

Finally, an indicator will be displayed with quotation information related to the Company’s securities on NASDAQ.com and NASDAQTrader.com and may be displayed by other third party providers of market data information. Also, a list of all non-compliant Nasdaq companies and the basis for such non-compliance is posted on our website at https://listingcenter.nasdaqomx.com. The Company will be included in this list commencing five business days from the date of this letter.

If you have any questions, please do not hesitate to contact me at +1 301 978 8053.

Sincerely,

/s/ Pamela D. Morris

Pamela D. Morris

Lead Analyst

Nasdaq Listing Qualifications

[7]	Listing Rule 5810(b).
[8]	The notice must be submitted to Nasdaq’s MarketWatch Department through the Electronic Disclosure submission system available at www.NASDAQ.net.
[9]	Listing IM-5810-1.

NASDAQ REFERENCE LINKS

Topic	Description

NASDAQ Listing Rules	All initial and continued listing rules

Corporate Governance	Board composition, committee requirements and shareholder approval

Fees	FAQ’s Listing Fees

Frequently Asked Questions (FAQ’s)	Topics related to initial listing and continued listing

Hearing Requests & Process	Discussion of the Nasdaq Hearings process

Listing of Additional Shares (LAS)	Explanation of Nasdaq’s Listing of Additional Shares process

Transfer to the Nasdaq Capital Market	Procedures and application to transfer securities to the Nasdaq Capital Market

Access to all Nasdaq listing information and forms can be accessed at the following:

https://listingcenter.nasdaqomx.com/Home.aspx

DIRECTORY OF NEWS SERVICES*

The use of any of these services will satisfy NASDAQ’s listing rules that require the disclosure of specific information in a press release or public announcement. The Company must ensure that the full text of the required announcement is disseminated publicly. The Company has not satisfied this requirement if the announcement is published as a headline only or if the news service determines not to publish the full text of the story.

News Service	Internet Address	Telephone Number
Bloomberg Business News	www.bloomberg.com	Phone: +1 212 318 2000

Toll free: +1 800 227 0845
Business Wire	www.businesswire.com	Phone: +1 415 986 4422

Toll free: +1 800 223 2274
Dow Jones News Wire	www.dowjones.com	Phone: +1 212 416 2400

GlobeNewswire		Toll free: +1 800 307 6627
(A NASDAQ OMX Co.)	www.globenewswire.com	Phone: +1 310 642 6930

Toll free: +1 800 774 9473
MarketWire	www.marketwire.com	Phone: +1 310 765 3200

Toll free: +1 800 776 8090
PR Newswire	www.prnewswire.com	Phone: +1 201 360 6700

Reuters	www.thomsonreuters.com	Phone: +1 646 223 4000

*	Nasdaq cannot render advice to the Company with respect to the format or content of the public announcement. The following is provided only as a guide that should be modified following consultation with securities counsel: the Company received a Nasdaq Staff Deficiency Letter on (DATE OF RECEIPT OF STAFF DEFICIENCY LETTER) indicating that the Company fails to comply with the (STOCKHOLDERS’ EQUITY, MINIMUM BID PRICE, MARKET VALUE OF PUBLICLY HELD SHARES, etc.) requirement(s) for continued listing set forth in Listing Rule(s) .

Check Payment Form

If paying by check, please complete this form and include it along with your payment. If paying by wire, please click here for instructions.

All checks should be made payable to the NASDAQ Stock Market LLC at the following address:

For payments sent by regular mail:	For payments sent by overnight mail:
The NASDAQ Stock Market LLC	The NASDAQ Stock Market LLC
c/o Wells Fargo Bank, N.A.	c/o Wells Fargo Bank, N.A.
Lockbox 90200	Lockbox 90200
PO Box 8500	401 Market Street
Philadelphia, PA 19178-0200	Philadelphia, PA 19106

COMPANY NAME	SYMBOL

ADDRESS

ADDRESS

REMITTER NAME (if different than Company Name)

AMOUNT	CHECK NO

PLEASE INDICATE REASON FOR PAYMENT BY CHECKING ONE OF THE FOLLOWING BOXES:

☐	Compliance Plan Review: There is a $5,000 fee in connection with the review of a compliance plan.

☐	Transfer Application: The fee for companies transferring from the Global or Global Select Market to the Capital Market is $5,000.

☐	New Company Application and Entry: The application fee is $25,000 for the Global or Global Select Market, $5,000 for the Capital Market, and $1,000 for companies applying to list Closed End Funds, Exchange Traded Funds, Index Fund Shares or other structured products. The remainder of the entry fee is due prior to the first day of trading.

☐	Interpretation Request: The fee in connection with such a request is $5,000 for a regular request, where a company generally requires a response within four weeks, and $15,000 for an expedited request, where a company requires a response in more than one week but less than four weeks.

☐	Hearing or Appeal Request: The fee in connection with a hearing or an appeal of a Hearing Panel decision to the NASDAQ Listing and Hearing Review Council is $10,000.

☐	Substitution Listings and Changes in the Company Record: The fee in connection with a change in the company record is $7,500; the fee in connection with a substitution listing is $15,000. These changes are report using the Company Event Form.

☐	SPAC Substitution Listing Fee: There is a $15,000 substitution listing fee in connection with a SPAC that completes a business combination.